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                          AMENDMENT TO RIGHTS AGREEMENT


               AMENDMENT, dated as of March 1, 1998, to the Rights Agreement, dated as of January 26, 1989, as amended as of April 25, 1996 and October 22, 1996 (the "Rights Agreement"), between Handy & Harman, a New York corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

               WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

               WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 26 of the Rights Agreement.

               NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

               1. Section 1(a) is amended by adding the following at the end of said Section:

               ; provided, further, that none of WHX Corporation, a Delaware corporation ("WHX"), HN Acquisition Corp., a New York corporation and wholly-owned subsidiary of WHX (the "Purchaser") and their Affiliates (the "WHX Persons") shall be deemed to be an Acquiring Person by virtue of (x) the execution of the Agreement and Plan of Merger, dated as of March 1, 1998 (the "Merger Agreement," which term shall include any amendments thereto) by and among WHX, the Purchaser and the Company, or (y) the consummation of any of the transactions contemplated thereby, including, without limitation, the publication or other announcement of the Offer (as defined therein), the consummation of the Offer and the Merger (as defined therein)(the items set forth in (x) and (y) are referred to herein as the "WHX Transactions").

               2. Section 1(j) is amended by adding the following at the end of said Section:

               ; provided, however, that the public announcement of any of the WHX Transactions shall not constitute a Stock Acquisition Date.


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               3. Section 1(l) is amended by adding the following at the end of said Section:

               Notwithstanding anything to the contrary contained in this

          Agreement, none of the WHX Transactions shall constitute a Triggering Event or an event described in Section 11(a)(ii) or Section 13.

               4. Section 3(a) is amended by adding the following at the end of said Section:

               Notwithstanding anything to the contrary contained in this Agreement, neither the announcement nor the consummation of the WHX Transactions shall constitute or result in the occurrence of a Distribution Date.

               5. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

               6. The foregoing amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

               7. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 1st day of March, 1998.

                                               HANDY & HARMAN



                                               By: /s/ Paul E. Dixon
                                                   ------------------------
                                                    Name: Paul E. Dixon
                                                    Title: Senior Vice
                                                    President, General Counsel
                                                    and Secretary



                                               CHASEMELLON SHAREHOLDER
                                               SERVICES, L.L.C., as Rights
                                               Agent



                                               By: /s/ Robert Kavanaugh
                                                   ------------------------
                                               Name: Robert Kavanaugh
                                               Title: Assistant Vice
                                                      President



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